UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019 (June 4, 2019)

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 2.02.	Results of Operations and Financial Condition.

On June 4, 2019, Owl Rock Capital Corporation’s (the “Company”) Board of Directors declared a distribution of 100% of the Company’s net investment income for the quarter ended June 30, 2019 (excluding unrealized gains/losses), calculated in accordance with U.S. Generally Accepted Accounting Principles, for shareholders of record on June 14, 2019, payable on or before August 15, 2019.

Item 3.02 — Unregistered Sale of Equity Securities

On June 4, 2019, the Company delivered a capital drawdown notice to its investors relating to the sale of approximately 103,340,061 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for an aggregate offering price of $1.58 billion. The sale is expected to close on or around June 17, 2019.

Upon completion of this capital call, the Company will not have any remaining undrawn capital commitments.

The sale of Common Stock is being made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of 10 business days’ prior notice to investors.

The Company expects to use substantially all of the proceeds from this capital drawdown to pay down (i) all of its existing indebtedness outstanding under its subscription credit facility with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and letter of credit issuer, and Wells Fargo, State Street Bank and Trust Company and the banks and financial institutions from time to time party thereto, as lenders, which facility will be terminated upon this paydown, (ii) all of its existing indebtedness outstanding under the senior secured revolving credit agreement among the Company, as borrower, the lenders from time to time parties thereto and SunTrust Robinson Humphrey, Inc. and ING Capital LLC as Joint Lead Arrangers and Joint Book Runners, SunTrust Bank as Administrative Agent and ING Capital LLC as Syndication Agent; and (iii) a portion of its existing indebtedness outstanding under the Loan and Servicing Agreement, with ORCC Financing LLC, a Delaware limited liability company and the Company’s subsidiary, as Borrower, the Company as Transferor and Servicer, the lenders from time to time parties thereto, Morgan Stanley Asset Funding Inc. as administrative agent, State Street Bank and Trust Company as Collateral Agent and Cortland Capital Market Services LLC as Collateral Custodian and the Loan Financing and Servicing Agreement with ORCC Financing III, a Delaware limited liability company and the Company’s subsidiary as borrower, the Company, as equityholder and services provider, the lenders from time to time parties thereto, Deutsche Bank AG, New York Branch, as Facility Agent, State Street Bank and Trust Company, as Collateral Agent and Cortland Capital Market Services LLC, as Collateral Custodian.

The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

June 4, 2019	By:	/s/ Alan Kirshenbaum
	Name:	Alan Kirshenbaum
	Title:	Chief Operating Officer and Chief Financial Officer